UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2023

Mobivity Holdings Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-53851	26-3439095
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3133 West Frye Road, #215

Chandler, Arizona 85226

(Address of principal executive offices)

(877) 282-7660

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2023, Mobivity Holdings Corp. (the “Company”) and Lisa Brennan mutually agreed to end her employment as Chief Financial Officer of the Company, effective on or around June 21, 2023. Ms. Brennan and the Company have agreed to a transition period of 30 days, during which Ms. Brennan will continue to serve as the Company’s Chief Financial Officer and will be entitled to continue receiving her existing compensatory arrangements.

The Board of Directors of the Company has commenced a search process to identify the Company’s next Chief Financial Officer. The search will include both internal and external candidates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26th, 2023	Mobivity Holdings Corp.

	By:	/s/ Dennis Becker
Dennis Becker
Chief Executive Officer